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                                   EXHIBIT 99


                                  STERN & CO.
                   MEDIA COMMUNICATIONS - INVESTOR RELATIONS
                   212 Park Avenue South, New York, NY 10003
                    Tel: (212) 777-7722 Fax: (212) 777-9025
                 World Wide Web: http://stemco.com/sternco.html

CONTACTS:
JOSEPH L. von ROSENBERG III                                       RICHARD STERN
ZAPATA CORP.                                                      STERN & CO.
(713) 940-6100                                                    (212) 777-7722

                                                           FOR IMMEDIATE RELEASE

          ZAPATA TO CONSIDER ALTERNATIVES IN RESPONSE TO COURT OPINION

HOUSTON--SEPTEMBER 25, 1996--Zapata Corporation (NYSE:ZAP) announced today that the Delaware Court of Chancery has issued an opinion, in connection with a lawsuit brought by a stockholder, holding that Zapata's proposed acquisition of Houlihan's Restaurant Group, Inc. is subject to a supermajority voting requirement in Zapata's certificate of incorporation. The supermajority provision would require approval of 80 percent of Zapata's outstanding voting stock.

Joseph L. von Rosenberg III, Executive Vice President of Zapata, said that Zapata would consider its alternatives after having an opportunity to study the court's opinion.


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